Exhibit F-1

                                           December 5, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re: National Grid Group plc, Post-Effective Amendment No. 2 to the Declaration on Form U-1 in File No. 70-9773.

Dear Sir or Madam:

     National Grid Group plc ("National Grid") has applied to the Securities and Exchange Commission ("Commission") for authority to solicit proxies in connection with the creation of a new holding company above National Grid as part of the proposed acquisition of Niagara Mohawk Holdings, Inc. Briefly stated, National Grid is seeking the Commission's authorization under Section 12(e) of the Public Utility Holding Company Act of 1935 (the "Act") and Rule 62 which require that any solicitation of National Grid's shareholders be made only in accordance with a declaration which the Commission has permitted to become effective. The declaration in File 70-9773 (the "Declaration") and National Grid's proxy materials, filed as Exhibits B-1 and B-2 to the Declaration, explain the proposed transaction in more detail.

     I am a member of the Law Society of England and Wales, the place of incorporation of National Grid, and I am also a member of the Law Society of Scotland. I am not a member of the bars of any other country or any state of the United States and do not hold myself out as an expert in the laws of such states, although I have consulted and will consult with counsel to National Grid who are experts in such laws. For purposes of this opinion, to the extent I deemed necessary, I have relied on advice from counsel employed or retained by National Grid, in particular, CMS Cameron McKenna; Cleary, Gottlieb, Steen & Hamilton; and LeBoeuf, Lamb, Greene & MacRae, L.L.P., who are expert in the laws applicable to National Grid.

     In connection with this opinion, I or attorneys in whom I have confidence, have examined originals or copies, certified or otherwise identified to my satisfaction, of such records and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions expressed in this letter. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon statements contained in the Declaration.

     The opinions expressed below are subject to the following assumptions, qualifications, limitations, conditions and exceptions:

     (a) The Commission shall have duly entered an appropriate order or orders with respect to the proposed proxy solicitation, as described in the Declaration, permitting the Declaration to become effective under the Act and the rules and regulations thereunder, and the proposed proxy solicitation is consummated in accordance with the Declaration and the Commission's orders.

     (b) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed below.

     (c) National Grid will at the time of the proxy solicitation be duly incorporated in the jurisdiction in which it is domiciled.

     Based upon the foregoing and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, I am of the opinion that, in the event the proxy solicitation is consummated in accordance with the
Declaration:

     (a) all state and federal laws applicable to the proposed proxy solicitation will have been complied with, and

     (b) the consummation of the proxy solicitation will not violate the legal rights of the holders of any securities issued by National Grid, or by any associate company thereof.

     I hereby consent to the filing of this opinion as an exhibit to the Declaration.

                                           Very truly yours,

                                           //s//Fiona Smith

                                           Company Secretary and General Counsel
                                           National Grid Group plc